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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-67118, 333-51194 and No. 333-42452 of Generex Biotechnology Corporation and Subsidiaries (the Company) on Forms S-3, of our report dated September 22, 2003 relating to the financial statements appearing in this Annual Report on Form 10-K of the Company for the year ended July 31, 2003.


/s/ BDO Dunwoody, LLP
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Toronto, Ontario
October 29, 2003